Angie’s List, Inc.
Amended and Restated Omnibus Incentive Plan
NOTICE OF RESTRICTED STOCK UNIT GRANT

«Recipient»

You have been granted the number of restricted stock units (the “RSUs”), each representing one share of Common Stock of Angie’s List, Inc. (the “Company”) (the “Shares”), as follows:

Date of Grant:	«GrantDate»

Total Number of RSUs Granted:	«NoofShares»

Vesting Commencement Date:	«VestingCommenceDate»

Vesting/Exercise Schedule:	So long as you do not have a Termination of Service, the RSUs shall vest in accordance with the following schedule: «VestingSchedule»
By accepting these RSUs, you agree that these RSUs are granted under and governed by the terms and conditions of the Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan and the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein.
In addition, you agree and acknowledge that your rights to any Shares underlying the RSUs will be earned only as you provide services to the Company over time and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

Angie’s List, Inc.

By:
«Recipient»	Name:
Title:

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Angie’s List, Inc.
Amended and Restated Omnibus Incentive Plan
RESTRICTED STOCK UNIT AGREEMENT

1.    Grant of Option. Angie’s List, Inc., a Delaware corporation (the “Company”), hereby grants to you (“Participant”) the number of RSUs (each representing a share of Common Stock of the Company) set forth in the Notice of Restricted Stock Unit Grant (the “Notice”), subject to the terms, definitions and provisions of the Company’s Amended and Restated Omnibus Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Notice or the Plan, as applicable. The terms and conditions of this Restricted Stock Unit Award Agreement (this “Agreement”), to the extent not controlled by the terms and conditions contained in the Plan, are as follows:
1.Vesting.

(a)The RSUs shall become vested on the vesting schedule set forth in the Notice, so long as Participant does not have a Termination of Service prior to the applicable vesting date.

(b)Notwithstanding the foregoing, if within 12 months following a Change in Control in which the RSUs are substituted, assumed or otherwise continued, Participant experiences a Termination of Service (that also constitutes a “separation from service under Section 409A of the Code) as a result of a termination by the Company without Cause (other than for death or Disability) or a resignation by Participant for Good Reason (as defined below), the vesting of the RSUs shall be accelerated automatically and shall become fully vested upon such Termination of Service. For purposes hereof, the term “Good Reason” shall mean one or more of the following conditions arising without Participant’s consent: (i) a material diminution in Participant’s base compensation; or (ii) a material diminution in Participant’s authority, duties, or responsibilities. To be entitled to terminate employment for Good Reason, Participant must (i) provide written notice to the Company of the event or change Participant considers constitutes “Good Reason” within 30 calendar days following its occurrence, (ii) provide the Company with a period of at least 30 calendar days to cure the event or change, and (iii) if the Good Reason persists following the cure period, actually resign by written resignation letter within 90 calendar days following the event or change.

2.Forfeiture of Unvested RSUs. Immediately upon termination of Participant’s employment for any reason (including death or disability), any unvested RSUs shall be forfeited without consideration.

3.Conversion into Common Stock. Shares will be issued on the applicable vesting date (or, to the extent not administratively feasible, as soon as practicable thereafter). As a condition to such issuance, Participant shall have satisfied his or her tax withholding obligations as specified in this Agreement and shall have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares. In no event will the Company be obligated to issue a fractional share. Notwithstanding the foregoing, (i) the Company shall not be obligated to deliver any Shares during any period when the Company determines that the conversion of a RSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

4.Tax Treatment. Any withholding tax liabilities (whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the RSUs) incurred in connection with the RSUs becoming vested and Shares issued, or otherwise incurred in connection with the RSUs, may be satisfied in any of the following manners determined by the Company (and the Company may with notice to Participant require any of the following methods): (i) by the sale by Participant of a number of Shares that are issued under the RSUs, which the Company determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and payment of such tax withholding to the Company, and such Shares may be sold as part of a block trade with other participants of the Plan; (ii) with the consent of the Company in its discretion, by the Company withholding a number of Shares that would otherwise be issued under the RSUs that the Company determines have a fair market value equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law; or (iii) by payment by Participant to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law. Participant hereby authorizes the Company to withhold such tax withholding amount from any amounts owing to Participant to the Company and to take any action necessary in accordance with this paragraph. The RSUs granted hereby are intended to be exempt from Section 409A of the Code under the short-term deferral exception thereunder, and the Shares will be issued within the time period required thereby.

Notwithstanding the foregoing, Participant acknowledges and agrees that he is responsible for all taxes that arise in connection with the RSUs becoming vested and Shares being issued or otherwise incurred in connection with the RSUs, regardless of any action the Company takes pursuant to this Section.

5.Restrictions on Transfer. Participant understands and agrees that the RSUs may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the holder.

6.Certificates. Certificates, transfer agent book entries or other evidence of ownership as determined by the Company issued in respect of the Shares shall, unless the Committee otherwise determines, be registered in the name of Participant. The stock certificate, if any, shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws.

7.No Stockholder Rights. Participant will have no voting or other rights as the Company’s other stockholders with respect to the Shares until issuance of the Shares.

8.No Employment/Service Rights. Neither this Agreement nor the grant of the RSUs hereby confers on Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary to determine the terms of Participant’s employment or service.

9.Entire Agreement; Terms of Plan, Interpretations. Participant acknowledges that he has received and reviewed a copy of the Plan. This Agreement (including the Notice) contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement together with the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Participant and his legal representatives on any question arising hereunder.

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